                                                                 EXHIBIT 4.4


THE SECURITIES OF INTELLIGENT POLYMERS LIMITED ("INTELLIGENT POLYMERS") ARE SUBJECT TO AN OPTION OF THE HOLDER OR HOLDERS OF A MAJORITY OF THE SPECIAL SHARES OF INTELLIGENT POLYMERS AS DESCRIBED IN THE BYE-LAWS OF INTELLIGENT POLYMERS TO PURCHASE SUCH SECURITIES AT AN AGREED UPON PRICE EXERCISABLE BY NOTICE AT ANY TIME COMMENCING ON THE CLOSING DATE OF THE UNIT OFFERING AND ENDING ON THE EARLIER OF (i) SEPTEMBER 30, 2002 AND (ii) THE 90TH DAY AFTER THE DATE INTELLIGENT POLYMERS PROVIDES SUCH HOLDER OR HOLDERS WITH QUARTERLY FINANCIAL STATEMENTS OF INTELLIGENT POLYMERS SHOWING CASH OR CASH EQUIVALENTS OF LESS THAN U.S.$3 MILLION. COPIES OF THE BYE-LAWS OF INTELLIGENT POLYMERS ARE AVAILABLE AT THE OFFICES OF INTELLIGENT POLYMERS AT CONYERS DILL & PEARMAN, CLARENDON HOUSE, 2 CHURCH STREET, HAMILTON HM 11, BERMUDA AND WILL BE FURNISHED TO ANY SHAREHOLDER OF INTELLIGENT POLYMERS ON REQUEST AND WITHOUT COST.

                                NUMBER OF UNITS

                                   _________

                                   UNIT CUSIP
                                   _________

                          INTELLIGENT POLYMERS LIMITED
                    (INCORPORATED UNDER THE LAWS OF BERMUDA)

                           Authorized Capitalization:
                      __________ Common Shares, Par Value
                 U.S.$.01 Per Share, and 12,000 Special Shares,
                         Par Value U.S.$1.00 Per Share

               ------------------------------------------------

                      BIOVAIL CORPORATION INTERNATIONAL
               (INCORPORATED UNDER THE LAWS OF ONTARIO, CANADA)

                           Authorized Capitalization:
                     60,000,000 Common Shares, No Par Value


                 EACH UNIT CONSISTING OF (A) ONE COMMON SHARE, PAR VALUE U.S.$.01 OF INTELLIGENT POLYMERS LIMITED AND (B) ONE WARRANT TO PURCHASE ONE COMMON SHARE, NO PAR VALUE OF BIOVAIL CORPORATION INTERNATIONAL ("BIOVAIL").

                 THIS CERTIFIES Cede & Co. is the owner of _________ Units that as described above are transferable only on the books of Intelligent Polymers and Biovail by the holder thereof in person or by his or her duly authorized attorney on surrender of this certificate properly endorsed.

                 Each Unit consists of (a) one Common Share, par value U.S.$.01, of Intelligent Polymers (the "Intelligent Polymers Common Shares") and (b) one warrant, (the "Warrant") to purchase one Common Share of Biovail, no par value (the "Biovail Common Shares").

                 The Intelligent Polymers Common Shares and the Warrants comprising the Units will be traded only as Units until September 30, 1999 or such earlier date as the holder's or holders' of the Special Shares right to purchase all of the outstanding Intelligent Polymers Common Shares is exercised or expires (the "Separation Date").

                 On the Separation Date, the record holder of this Unit Certificate shall be entitled to receive a certificate or certificates for the number of Intelligent Polymers Common Shares equal to the number of Intelligent Polymers Common Shares represented by this Unit Certificate immediately prior to the Separation Date from ChaseMellon Shareholder Services L.L.C., which is the Transfer Agent (in such capacity, the "Transfer Agent") for Intelligent Polymers. A form of Intelligent Polymers Common Share certificate is attached hereto as Exhibit A. The Intelligent Polymers Common Shares are subject to all of the provisions of the Memorandum of Association and Bye-Laws of Intelligent Polymers to all of which the holder of this Unit Certificate consents by acceptance hereof. Copies of the Memorandum of Association of Intelligent Polymers are on file at the offices of the Transfer Agent at 450 West 33rd Street, New York, NY 10001 and at the offices of Intelligent Polymers at Conyers Dill & Pearman, Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda, Attention: David J. Doyle and are available for inspection by any holder of the Units during business hours.

                 The Intelligent Polymers Common Shares are subject to a purchase option set forth in the Bye-Laws of Intelligent Polymers.

                 On the Separation Date the record holder of this Unit Certificate shall also be entitled to receive a certificate or certificates for the number of Warrants equal to the number of Warrants represented by this Unit Certificate immediately prior to the Separation Date from ChaseMellon Shareholder Services, L.L.C., which is the Warrant Agent (in such capacity, the "Warrant Agent") for Biovail pursuant to a warrant agreement dated as of October __, 1997 (the "Warrant Agreement") between Biovail and the Warrant Agent. The terms of the Warrants are governed by the terms of the Warrant Agreement and are subject to the terms and conditions contained therein, to all of which terms and conditions the holder of this Unit Certificate consents by acceptance hereof. A form of certificate representing the Warrants is attached hereto as Exhibit B. Copies of such Warrant Agreement are on file at the offices of the Warrant Agent at 450 West 33rd Street, New York, NY 10001 and are available for inspection by any holder of Units during business hours. The Warrants shall be void unless exercised by 5:00 p.m., New York time, on September 30, 2002.

                 The terms of this Unit Certificate shall be governed by the laws of the State of New York without giving effect to conflicts of law principles thereof.

                 This Unit Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar of this Unit Certificate.

                 ON AND AFTER THE SEPARATION DATE THIS UNIT CERTIFICATE SHALL BE VOID.

                                 INTELLIGENT POLYMERS LIMITED

                                 By:
                                                ------------------------------
                                                Name:
                                                Title:


                                 BIOVAIL CORPORATION INTERNATIONAL

                                 By:
                                                ------------------------------
                                                Name:
                                                Title:


                                 Countersigned


                                 CHASEMELLON SHAREHOLDER SERVICES, L.L.C.
                                 as Unit Registrar and Transfer Agent

                                 By:
                                                ------------------------------
                                                Name:
                                                Title:

                         [REVERSE OF UNIT CERTIFICATE]

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM                   -       as tenants in common

TEN ENT                   -       as tenants by the entireties

JT TEN                    -       as joint tenants with right of survivorship and not as tenants in common

CTST                      -       as custodian

U/G/M/A                   -       Uniform Gifts to Minors Act


                 For Value Received ______________ hereby sell(s), assign(s) and transfer(s) unto:


--------------------------------------------------------------------------------
                     Please insert Social Security or other
                         Identifying Number of Assignee


--------------------------------------------------------------------------------
                       Please Print or Typewrite Name and
                     Address Including Zip Code of Assignee

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

of the Units represented by this written Certificate, and do(es) hereby irrevocably constitute and appoint ________Attorney to transfer the said Unit with full power of substitution in the premises.


Dated:
        --------------------------         ------------------------------------
                                                      Signature


                                           ------------------------------------
                                                      Signature

                                                                       EXHIBIT A
                                                             TO UNIT CERTIFICATE

              [FORM OF FACE OF INTELLIGENT POLYMERS COMMON SHARES]


The securities of Intelligent Polymers Limited, a Bermuda company ("Intelligent Polymers") evidenced hereby are subject to an option of the holder or holders of a majority of the Special Shares of Intelligent Polymers, as described in the Bye-Laws of Intelligent Polymers, to purchase such securities at an agreed upon price, exercisable by notice given at any time beginning on the closing date of the offering of common stock, par value, $0.01 per share (the "Intelligent Polymers Common Shares") of Intelligent Polymers and the warrants (the "Warrants") to purchase common shares of Biovail Corporation International ("Biovail Common Shares") which comprise the Units, (the "Unit Offering") and ending on the earlier of (i) September 30, 2002 and (ii) the 90th day after the date Intelligent Polymers provides such holder or holders with quarterly financial statements of Intelligent Polymers showing cash or cash equivalents of less than U.S.$3,000,000. Copies of the Bye-Laws of Intelligent Polymers are available at the offices of Intelligent Polymers at Conyers Dill & Pearman, Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda, and will be furnished to any shareholder of Intelligent Polymers on request and without cost.

                 Until September 30, 1999 or such earlier date as the Purchase Option is exercised or expires unexercised (the "Separation Date"), the shares represented by this Certificate may be traded, exchanged, or otherwise transferred only together with the Warrant issued herewith. The holder hereof may, but need not, submit this Certificate for the removal of this legend after the Separation Date.


                          INTELLIGENT POLYMERS LIMITED
                     Incorporated Under The Laws Of Bermuda

                                 COMMON SHARES

                  FULLY PAID AND NON-ASSESSABLE COMMON SHARES,
                        PAR VALUE OF U.S.$0.01 PER SHARE
                        OF INTELLIGENT POLYMERS LIMITED

                                     CUSIP
                      See Reverse For Certain Definitions

THIS CERTIFIES that

is the owner of           Common Shares of

INTELLIGENT POLYMERS LIMITED (the "Company"), transferable on the books of the Company by the holder hereof, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. This certificate and the shares represented hereby are subject to the laws of Bermuda, and to the Memorandum of Association and Bye-Laws of the Company as now or hereafter amended (copies of which are on file at the offices of the Company and the Transfer Agent), which are made a part hereof with the same force and effect as if they were set forth herein, to all of which the holder, by acceptance hereof, assents. This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

                 IN WITNESS WHEREOF, the Company has caused the facsimile signatures of its duly authorized officers and the facsimile of its corporate seal to be hereunto affixed.

Dated:


Countersigned and Registered:


Transfer Agent and Registrar


By:
     -----------------------
     Name:
     Title:

                            -----------------------    -----------------------
                              Authorized Officer         Authorized Officer

            [FORM OF REVERSE OF INTELLIGENT POLYMERS COMMON SHARES]

                          INTELLIGENT POLYMERS LIMITED

                 The Company will furnish without charge to each shareholder who so requests a copy of the powers, designations, preferences and relative, participating, optional or other special rights of each class of shares of the Company or series thereof, and the qualifications, limitations or restrictions of such preferences and/or rights.


The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -     as tenants in common

TEN ENT  -     as tenants by the entireties

JT TEN   -     as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT...............Custodian.........................
                 (cust)                            (Minor)

                 under Uniform Gifts to Minors Act

                 .................................................
                                    (State)

Additional abbreviations may also be used though not in the above list.


                 For Value Received, __________________ hereby sells, assigns and transfers unto


Please insert Social Security
or other identifying number
of assignee



-------------------------

--------------------------------------------------------------------------------
                   Please print or typewrite name and address
                     including postal zip code of assignee


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

                                                                         Shares
-------------------------------------------------------------------------


represented by the within Certificate, and do hereby irrevocably constitute and appoint


--------------------------------------------------------------------------------
attorney, to transfer the said same on the books of the within named Company, with full power of substitution in the premises.

Dated:
       -------------------------
                                        ----------------------------------------
                                                      Signature


                                        ----------------------------------------
                                                      Signature

                                        Notice:  The signature to this
                                                  assignment must correspond
                                                  with the name as written upon
                                                  the face of the Certificate,
                                                  in every particular, without
                                                  alteration or enlargement, or
                                                  any change whatever.

In presence of:

----------------------------------------

                                       3

Important:            All signatures must be guaranteed by a firm which is a financial institution and a member of the Securities Transfer Agent's medallion Program ("STAMP"), the Stock
                      Exchange Medallion Program ("SEMP") or the New York Stock Exchange, Inc. Medallion
                      Signature Program ("MSP").


Signature Guarantee:
                      -----------------------------------------------------------
                      Name of Firm


                      ------------------------------------------------------------
                      Authorized Signature


                      ------------------------------------------------------------
                      Name of Authorized Signatory
                      (Please print)


                      ------------------------------------------------------------
                      Address of Firm


                      ------------------------------------------------------------


                      ------------------------------------------------------------


                      ------------------------------------------------------------
                      Area Code and Telephone Number of Firm

                                                             EXHIBIT B
                                                             TO UNIT CERTIFICATE



                 UNTIL SEPTEMBER 30, 1999 OR SUCH EARLIER DATE AS THE PURCHASE OPTION (AS DEFINED IN THE WARRANT AGREEMENT) IS EXERCISED OR EXPIRES UNEXERCISED (THE "SEPARATION DATE") THE WARRANTS REPRESENTED BY THIS CERTIFICATE MAY BE TRADED, EXCHANGED OR OTHERWISE TRANSFERRED ONLY TOGETHER WITH THE COMMON SHARES OF INTELLIGENT POLYMERS LIMITED ISSUED HEREWITH. THE HOLDER HEREOF MAY, BUT NEED NOT, SUBMIT THIS CERTIFICATE FOR THE REMOVAL OF THIS LEGEND AFTER THE SEPARATION DATE.




                         (FORM OF WARRANT CERTIFICATE)

VOID AFTER 5:00 p.m.,                              Warrant No.  _____
New York City Time,                                Warrant to Purchase _____
on the Separation Date                             Common Shares, no par value



           BIOVAIL CORPORATION INTERNATIONAL WARRANTS TO PURCHASE COMMON
                              SHARES, NO PAR VALUE



                 This Warrant Certificate certifies that for value received ____
________________________________________________________________________________
or registered assigns is entitled to purchase from Biovail Corporation International (the "Company"), on any business day beginning on October 1, 1999 (the "Exercise Commencement Date"), the number of the Company's Common Shares, no par value (the "Common Shares"), set forth above, each of which Common
Shares shall be fully paid and nonassessable, at the exercise price per Common Share of U.S.$_____ (the "Exercise Price"). The number of Common Shares purchasable upon exercise of the Warrants evidenced hereby and the Exercise Price shall be subject to adjustment from time to time as set forth in the Warrant Agreement referred to on the reverse side hereof (the "Warrant Agreement"). Subject to the terms of the Warrant Agreement, this Warrant may be exercised in whole or in increments of one Common Share at any time on or after the Exercise Commencement Date and before 5:00 p.m., New York City time, on September 30,

2002 (the "Expiration Date"), by surrender of this Warrant Certificate at the office of the warrant agent for the Warrants (the "Warrant Agent"), with the Election to Purchase on the reverse side hereof completed and duly executed and accompanied by payment, in cash or certified or official bank check payable to the order of the Company.

                 The Exercise Price and the number of Common Shares purchasable upon exercise of this Warrant are subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement.

                 Immediately after 5:00 p.m., New York City time, on the Expiration Date, this Warrant will become null and void and of no value.

                 REFERENCE IS MADE TO THE PROVISIONS OF THIS WARRANT CERTIFICATE SET FORTH ON THE REVERSE SIDE HEREOF, AND SUCH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH ON THE FRONT OF THIS CERTIFICATE.

                 This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent.

                 This Warrant shall be governed by and construed in accordance with the laws of the State of New York as applicable without giving effect to conflicts of law principles thereof.

                 Copies of the Warrant Agreement are on file at the office of the Warrant Agent at 450 West 33rd Street, New York, NY 10001, Attention:
____________________, and may be obtained by any holder upon written request and without cost.

                 IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be executed by its duly authorized officer, and its corporate seal is hereunto affixed.

Dated:

Chase Mellon Shareholder Services, L.L.C., as Warrant Agent



By:
     --------------------------------------
Name:
Title:

BIOVAIL CORPORATION
   INTERNATIONAL



By:
   -----------------------------------
Name:
Title:


By:
   -----------------------------------
Name:
Title:

                                 [Reverse Side]

                 The warrant evidenced by this Warrant Certificate is part of a duly authorized issue of warrants to purchase Common Shares, no par value, of Biovail Corporation International (the "Company"), issued pursuant to the Warrant Agreement between the Company and the Warrant Agent named therein, dated as of October __, 1997 as amended at any time (the "Warrant Agreement"). The Warrant Agreement is hereby incorporated by reference and made a part of this Warrant Certificate as fully as though completely set forth herein. The holder of this Warrant Certificate agrees to be bound by the Warrant Agreement. In the event of any inconsistency or discrepancy between the Warrant Certificate and the Warrant Agreement, the Warrant Agreement shall govern. Reference is made to the Warrant Agreement for a complete description of the rights, limitations of rights, obligations and duties of the Company, the Warrant Agent and the holders of Warrants.

                 If upon any exercise of the Warrant evidenced hereby the number of Common Shares purchased shall be less than the total number of Common Shares evidenced hereby, the Warrant Agent shall issue to the holder hereof, or his proper transferee, a new Warrant Certificate evidencing the rights of the holder hereof to purchase the balance of the Common Shares purchasable hereunder upon the same terms and conditions herein set forth. Warrants may be exercised only as to whole Common Shares.

                 The Warrant may not be transferred or exercised except in compliance with the Warrant Agreement and applicable federal, state and provincial securities laws.

                 Upon due presentation for registration of transfer of this Warrant Certificate to the office of the Warrant Agent with the Form of Transfer set forth below duly completed and executed, a new Warrant Certificate of like tenor and evidencing rights to purchase a like number of Common Shares shall be issued without charge to the transferee designated in the Form of Transfer in exchange for this Warrant Certificate.

                 The Company and the Warrant Agent may deem and treat the registered holder hereof as the absolute owner of this Warrant Certificate (notwithstanding any notation of ownership or other writing made hereon by anyone) for the purpose of exercise of the Warrant and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

                 Upon receipt by the Warrant Agent of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant Certificate and, in the case of loss, theft or destruction, upon receipt of an indemnity bond satisfactory to the Warrant Agent (obtained by the holder at the holder's expense) or, in the case of mutilation, upon surrender of this Warrant Certificate, the Warrant Agent shall execute and deliver a new Warrant Certificate of like tenor and date and the lost, stolen, destroyed or mutilated Warrant Certificate thereupon shall become void.

                              ELECTION TO PURCHASE

                   (To be executed upon exercise of Warrant)

                 The undersigned hereby irrevocably elects to exercise __________ of the Warrants for the purchase of _____________ Common Shares, no par value, of Biovail Corporation International (the "Common Shares") and herewith makes payment of U.S.$____ (such payment being in cash, or certified or official bank check payable to the order of Biovail Corporation International), all at the exercise price and on the terms and conditions specified in the Warrant Certificate and the Warrant Agreement referred to therein, surrenders this Warrant Certificate and all right, title and interest therein to Biovail Corporation International and requests that certificates for such Common Shares be issued in the name of:


--------------------------------------------------------------------------------
                                     (Name)

--------------------------------------------------------------------------------
                                   (Address)

--------------------------------------------------------------------------------
             (Social Security or other taxpayer identifying number)

and, if different from above, be delivered to;

--------------------------------------------------------------------------------
                                     (Name)

--------------------------------------------------------------------------------
                                   (Address)

and, if the number of Common Shares so purchased are not all of the Common Shares issuable upon exercise of the Warrants evidenced by this certificate, that a new certificate evidencing Warrants to purchase the balance of such Common Shares be registered in the name of, and delivered to, the undersigned at the address stated below.

Dated:  __________________________, 19__

Name of Registered Owner:
                          ------------------------------------------------------


--------------------------------------------------------------------------------

Address:
         -----------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
             (Social Security or other taxpayer identifying number)

Signature:
           ---------------------------------------------------------------------

IMPORTANT:       ALL SIGNATURES MUST BE GUARANTEED IN THE SPACE PROVIDED BELOW
                 BY A FINANCIAL INSTITUTION THAT IS A MEMBER OF THE SECURITIES
                 TRANSFER AGENTS MEDALLION PROGRAM ("STAMP"), THE STOCK
                 EXCHANGE MEDALLION PROGRAM ("SEMP") OR THE NEW YORK STOCK
                 EXCHANGE INC.  MEDALLION SIGNATURE PROGRAM ("MSP").

SIGNATURE GUARANTEE:

Name:
      --------------------------------------------------------------------------
                                 (please print)

By:
    ----------------------------------------------------------------------------
Title:
       -------------------------------------------------------------------------

                                FORM OF TRANSFER

(To be signed only upon transfer of Warrant in accordance with Section 12 of the Warrant Agreement)

                 FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfer unto ________________________ whose address is ________________________________the right represented by the Warrant to purchase ____________________ Common Shares, no par value, of BIOVAIL CORPORATION INTERNATIONAL to which the Warrant relates, and appoints the Warrant Agent attorney to transfer such right on the books of BIOVAIL CORPORATION INTERNATIONAL with full power of substitution.

Dated:  __________________, 19__


                                        ---------------------------------------
                                        (Signature must conform in all respects
                                        to name of holder as specified on the
                                        face of the Warrant Certificate)


                                        ---------------------------------------
                                                       (Address)

IMPORTANT:       ALL SIGNATURES MUST BE GUARANTEED IN THE SPACE PROVIDED BELOW
                 BY A FINANCIAL INSTITUTION THAT IS A MEMBER OF THE SECURITIES
                 TRANSFER AGENTS MEDALLION PROGRAM (STAMP), THE STOCK EXCHANGE
                 MEDALLION PROGRAM (SEMP) OR THE NEW YORK STOCK EXCHANGE, INC.
                 MEDALLION SIGNATURE PROGRAM ("MSP:).

SIGNATURE GUARANTEE:

Name:
      --------------------------------------------------------------------------
                                       (please print)
By:
    ----------------------------------------------------------------------------
Title:
       -------------------------------------------------------------------------